UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Kenneth Winemaster

On November 28, 2017, the Company entered into an employment agreement with Kenneth Winemaster (the “Employment Agreement”), the executive vice president of the Company since 2007. The Employment Agreement provides that Mr. Winemaster’s employment is “at will” and may be terminated at any time by either party. The Employment Agreement provides for (i) an annual base salary of $325,000, subject to increase from time to time and (ii) eligibility to receive an annual bonus at a target amount equal to 50% of his base salary based on the attainment of certain performance goals and objectives in connection with the Company’s key performance indicator plan. In connection with his employment, Mr. Winemaster was awarded 45,223 shares of restricted stock which vest in equal one-half increments on March 31, 2018 and March 31, 2019, which was established in the award agreement.

In the event that Mr. Winemaster’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) during the employment term, he will be entitled to receive, among other things, (i) severance equal to base salary for 12 months and (ii) any unpaid previously awarded bonus related to the prior fiscal year. The Employment Agreement restricts Mr. Winemaster from competing with the Company during the term of the agreement and for one year after termination of his employment with the Company. The Employment Agreement also restricts Mr. Winemaster from soliciting the Company’s customers or executives during the term of the agreement and for one year after termination of his employment with the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 28, 2017, by and between Kenneth Winemaster and Power Solutions International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Charles F. Avery, Jr.
Charles F. Avery, Jr.
Chief Financial Officer

Dated: December 4, 2017